    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1996

                                                        REGISTRATION NO. 33-

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           GRAPHIC INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                GEORGIA                              58-1101633
                                        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    (STATE OR OTHER JURISDICTIONOF
    INCORPORATION OR ORGANIZATION)

                            2155 MONROE DRIVE, N.E.
                            ATLANTA, GEORGIA 30324
                                (404) 874-3327
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               MARK C. POPE ,III
                             CHAIRMAN OF THE BOARD
                           GRAPHIC INDUSTRIES, INC.
                            2155 MONROE DRIVE, N.E.
                            ATLANTA, GEORGIA 30324
                                (404) 874-3327
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                         COPIES OF COMMUNICATIONS TO:
                            LAWRENCE M. GOLD, ESQ.
                            LAWRENCE M. GOLD, P.C.
                             100 GALLERIA PARKWAY
                                   SUITE 695
                            ATLANTA, GEORGIA 30339
                                (770) 933-9600
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
           TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                              PROPOSED       PROPOSED
                                AMOUNT        MAXIMUM        MAXIMUM
  TITLE OF EACH CLASS OF         TO BE     OFFERING PRICE   AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED    PER SHARE(1)  OFFERING PRICE REGISTRATION FEE(1)
- --------------------------------------------------------------------------------------------
 Common Stock, $.10 par
  value.................     53,830 Shares     $9.00         $484,470          $167.06

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the last sale price of Common Stock on August 23, 1996 as reported by the Nasdaq National Market System.

                               ----------------
  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section (8)a, may determine.

PROSPECTUS

                                 53,830 SHARES

                           GRAPHIC INDUSTRIES, INC.

                                 COMMON STOCK

                               ----------------

  This prospectus relates to 53,830 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of Graphic Industries, Inc. (the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Sale of the Shares."

  The Selling Shareholders acquired the Shares from the Company on May 31, 1996, in connection with the Company's acquisition of a company owned by the Selling Shareholders. Included in the Shares covered by this Prospectus are 16,149 Shares of Common Stock issued into escrow in connection with this acquisition. See "Recent Development." The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholders" and "Sale of the Shares."

  None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholders, and the Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

  The Common Stock is listed on the Nasdaq National Market System. On September , 1996, the last reported sale price of the Common Stock of the
Company reported on the Nasdaq National Market System was $    per share.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is September    , 1996.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the Shares to be sold pursuant to this offering.

  As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

  Certain documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference." Copies of any documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference therein, are available without charge to any person to whom a Prospectus is delivered upon request to the Secretary, Graphic Industries, Inc., 2155 Monroe Drive, N.E., Atlanta, Georgia 30324 (telephone: (404) 874-3327).

  The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission, as well as the Registration Statement, are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

                                  THE COMPANY

  The Company engages in all aspects of financial and corporate printing, reprographic services, commercial printing, direct mail printing and other graphic communications. It ranks approximately 17th in sales among commercial printing firms in North America. The Company's competitive position has been strengthened in recent years by its substantial capital investments in advanced equipment, including computerized multicolor presses, prepress equipment and laser scanners for color separations.

  The Company has expanded its printing and graphic arts services and its markets through a continuous program of acquisitions of established companies in its industry and through internal growth and development. Since its incorporation in 1970, the Company has grown from a regionally based business with six operating companies to a network of 15 commercial printing companies and a reprographics division with operations in the major U.S. market regions of the Southeast, Northeast, Midwest and Southwest.

  The Company's principal executive offices are located at 2155 Monroe Drive, N.E., Atlanta, Georgia 30324. Its telephone number is (404) 874-3327.

                              RECENT DEVELOPMENT

  On May 31, 1996, the Company acquired certain assets, subject to certain liabilities of The Wimmer Companies, Inc., Memphis, Tennessee ("Wimmer"), pursuant to an Agreement and Plan of Reorganization dated as of May 31, 1996 (the "Reorganization Agreement"). In addition, and in connection with this acquisition, the Company also purchased certain outstanding promissory notes issued by Wimmer to certain of its shareholders pursuant to a Note Purchase Agreement dated as of May 31, 1996 (the "Note Purchase Agreement"). The Reorganization Agreement and the Note Purchase Agreement will be collectively referred to in this Prospectus as the "Acquisition Agreements." Pursuant to the Acquisition Agreements, the Company issued an aggregate of 53,830 shares of its Common Stock, $.10 par value (the "Shares") in consideration for the assets and notes referred to above. Of the total Shares issued, 16,149 Shares were issued in the names of the holders of such notes (the"Note Holders") c/o United American Bank, Memphis, Tennessee, as escrow agent (the "Escrow Shares"). The Escrow Shares are being held pursuant to an Escrow Agreement dated May 31, 1996 (the "Escrow Agreement") for twelve months from May 31, 1996 (which period may be extended if any claims as defined in the Escrow Agreement are then pending) to cover any claims for breaches of representations, warranties and covenants in the Agreement and certain other matters. The Escrow Agreement provides for the release of the Shares held in escrow either to the Note Holders, in which case they may be sold hereunder, or to the Company, in which event they will be canceled. The Escrow Shares may be sold while they are subject to the Escrow Agreement, provided that all proceeds of any such sales are held in escrow subject to the terms and conditions of the Escrow Agreement. Under the terms of the Acquisition Agreements, the Company agreed to register the Shares under the Securities Act for resale by the Selling Shareholders and to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. The Selling Shareholders have also agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the registration provisions of the Acquisition Agreements.

                             SELLING SHAREHOLDERS

  The following table sets forth information regarding Wimmer and the Note Holders (collectively, the "Selling Shareholders"), based upon information supplied by the Selling Shareholders, and the number of Shares beneficially owned by them prior to this offering:

NAME OF SELLING              NUMBER OF SHARES    NUMBER OF
SHAREHOLDER                   OWNED DIRECTLY  ESCROW SHARES(1) TOTAL
- ---------------              ---------------- ---------------- ------
The Wimmer Companies, Inc.             1              -0-           1
Wimmer Brothers Company (2)       19,163            8,213      27,376
J. Fred Wimmer                    18,517            7,936      26,453
                                  ------           ------      ------
TOTALS                            37,681           16,149      53,830

- --------
(1) Assumes complete release of all Escrow Shares to the Selling Shareholders.
(2) Wimmer Brothers Company is a general partnership organized under the laws of the State of Tennessee, having Mr. J. Fred Wimmer and Mrs. Joe E. Wimmer as its partners.

  Prior to the offering, each Selling Shareholder beneficially owned less than 1% of the outstanding shares of Common Stock as of the date of this Prospectus (assuming complete release of the Escrow Shares to the Selling Shareholders and calculated without regard to the shares of Common Stock issuable upon conversion of shares of Class B Common Stock or any of the Company's Convertible Debentures). Upon completion of the offering, assuming all of the Shares being offered hereby are sold and that no other changes in the Selling Shareholders' beneficial ownership occur prior to completion of this offering, the Selling Shareholders will not beneficially own any shares of Common Stock of the Company. None of the Selling Shareholders serves as an officer or director of the Company or any of its subsidiaries.

                              SALE OF THE SHARES

  The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the open market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

  The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

  A legal opinion to the effect that the Shares are legally issued, fully paid and nonassessable has been rendered by Lawrence M. Gold, P.C., 100 Galleria Parkway, Suite 695, Atlanta, Georgia 30339.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

    (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1996 (Commission File No. 0-12204);

    (2) The Company's Quarterly Report on Form 10-Q for the period ended April 30, 1996 (Commission File No. 0-12204);

    (3) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act of Form 8-A, as amended (Commission File No. 0-12204).

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

                               ----------------

NO DEALERS, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF INSURANCE AND DISTRIBUTION.

Registration fee to the Securities And Exchange Commission........... $  167.06
Nasdaq Additional Listing fee........................................  2,000.00
Accounting fees and expenses.........................................  2,500.00
Legal fees and expenses..............................................  3,500.00
Miscellaneous expenses...............................................    200.00
                                                                      ---------
    Total............................................................ $8,367.06

  The foregoing items, except for the SEC registration fee and the Nasdaq additional listing fee, are estimated. The Registrant has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 14-2-850 et. seq. of the Georgia Business Corporation Code and
Article IX of the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

  The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

2(a) Agreement and Plan of Reorganization dated as of May 31, 1996, among Graphic Industries, Inc., Mercury Printing Company, Inc., Wimmer Acquisition Corp., The Wimmer Companies, Inc. and Mr. Glen A. Wimmer.

2(b) Note Purchase Agreement dated as of May 31, 1996, among Graphic Industries, Inc., Mercury Printing Company, Inc., Wimmer Acquisition Corp. and the Note Holders designated therein.

3(a)   Amended and Restated Articles of Incorporation. (1)

3(b)   Bylaws. (2)

4(a) See Articles V and VI of the Amended and Restated Articles of Incorporation contained in Exhibit 3(a) and Articles II and VII of the Bylaws contained in Exhibit 3(b).

4(b) Form of Indenture, including Form of Debenture, between the Registrant and the First National Bank of Atlanta. (3)

5 Opinion of Lawrence M. Gold, P.C. as to the legality of the securities being registered.

23(a) Consent of Ernst & Young LLP (see page immediately preceding signature page to this Registration Statement).

24     Power of Attorney (see signature page to this Registration Statement).

99 Escrow Agreement dated as of May 31, 1996, among Graphic Industries, Inc., Mercury Printing Company, Inc., Wimmer Acquisition Corp., Mr. Glen A. Wimmer, the Note Holders designated therein, and United American Bank of Memphis.

- --------
(1) Incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991 (File No. 0-12204).

(2) Incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 (File No. 0-12204).

(3) Incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-1 filed on April 30, 1986 (Reg. No. 33-5277).

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Graphic Industries, Inc. for the registration of 53,830 shares of its common stock and to the incorporation by reference therein of our report dated March 12 , 1996, with respect to the consolidated financial statements and schedule of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Atlanta, Georgia
August 26, 1996

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 28, 1996.

                                            GRAPHIC INDUSTRIES, INC.

                                            BY: /s/ Mark C. Pope, III
                                               -------------------------------
                                               Mark C. Pope, III
                                               Chairman of the Board and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints MARK C. POPE, III and MARK C. POPE, IV, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURES                           TITLE                     DATE
                ----------                  ------------------------ ------------------------
           /s/ Mark C. Pope, III            Chairman of the Board        August 28, 1996
- -------------------------------------------  and Chief Executive
             MARK C. POPE, III               Officer (Principal
                                             Executive Officer)

            /s/ David S. Fraser             Chief Financial Officer      August 28, 1996
- -------------------------------------------  and Treasurer
              DAVID S. FRASER                (Principal Financial
                                             and Accounting Officer)

           /s/ Mark C. Pope, IV             President and Director       August 28, 1996
- -------------------------------------------
             MARK C. POPE, IV

         /s/ William A. Wood, Jr.           Director                     August 28, 1996
- -------------------------------------------
           WILLIAM A. WOOD, JR.

             /s/ John R. Pope               Director                     August 28, 1996
- -------------------------------------------
               JOHN R. POPE

       /s/ Clifford M. Kirtland, Jr.        Director                     August 28, 1996
- -------------------------------------------
         CLIFFORD M. KIRTLAND, JR.

           /s/ James A. Hatcher             Director                     August 28, 1996
- -------------------------------------------
             JAMES A. HATCHER

        /s/ Ralph N. Strayhorn, Jr.         Director                     August 28, 1996
- -------------------------------------------
          RALPH N. STRAYHORN, JR.

           /s/ Warren E. Andrews            Director                     August 28, 1996
- -------------------------------------------
             WARREN E. ANDREWS

            /s/ Carter D. Pope              Director                     August 28, 1996
- -------------------------------------------
              CARLTER D. POPE

         /s/ Alvan A. Herring, Jr.          Director                     August 28, 1996
- -------------------------------------------
           ALVAN A. HERRING, JR.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
 2(a)    Agreement and Plan of Reorganization dated as of May 31, 1996,    15
         among Graphic Industries, Inc., Mercury Printing Company, Inc.,
         Wimmer Acquisition Corp.,The Wimmer Companies, Inc., and Mr.
         Glen A. Wimmer
 2(b)    Note Purchase Agreement dated as of May 31, 1996, among Graphic   55
         Industries, Inc., Mercury Printing Company, Inc., Wimmer
         Acquisition Corp., and the Note Holders designated therein.
 3(a)    Amended and Restated Articles of Incorporation (1)                N/A
 3(b)    Bylaws. (2)                                                       N/A
 4(a)    See Articles V and VI of the Amended and Restated Articles of     N/A
         Incorporation contained in Exhibit 3(a) and Articles II and VII of the Bylaws contained in Exhibit 3(b)
 4(b)    Form of Indenture, including Form of Debenture, between the       N/A
         Registrant and First National Bank of Atlanta (3)
 5       Opinion of Lawrence M. Gold, P.C. as to the legality of the       77
         securities being registered
 23(a)   Consent of Ernst & Young LLP (see page immediately preceding      --
         signature page to this Registration Statement).
 23(b)   The consent of Lawrence M. Gold, P.C. is contained in its         --
         opinion filed as Exhibit 5 hereto.
 24      Power of Attorney (see signature page to this Registration
         Statement).                                                       --
 99      Escrow Agreement dated as of May 31, 1996, among Graphic          78
         Industries, Inc., Mercury Printing Company, Inc., Wimmer
         Acquisition Corp., The Wimmer Companies, Inc., Mr. Glen A.
         Wimmer, the Note Holders designated therein and United American
         Bank of Memphis.


- --------
(1) Incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991 (File No. 0-12204).

(2) Incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 (File No. 0-12204).

(3) Incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-1 filed on April 30, 1986 (Reg. No. 33-5277).


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